Exhibit 99.1

Contact:

Kathleen Baum

212-810-5429

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock, Inc. Reports First Quarter Diluted E.P.S. of $0.70 per share

Including $0.08 of Acquisition Costs.

Assets under Management at March 31, 2005 total $391.3 Billion.

New York, April 19, 2005 – BlackRock, Inc. (NYSE:BLK) today reported net income for the quarter ended March 31, 2005 of $46.5 million, or $0.70 per diluted share, compared to net income of $55.2 million, or $0.84 per diluted share, and $49.8 million, or $0.75 per diluted share, in the first and fourth quarters of 2004, respectively.

First quarter 2005 earnings reflected expenses of $8.9 million, or $0.08 per diluted share, associated with the acquisition of SSRM Holdings, Inc. (SSR), which closed on January 31, 2005. As of that date, substantially all of SSR’s operations were integrated into BlackRock, including assets under management (AUM) totaling $49.7 billion.

For the three months ended March 31, 2005, diluted earnings per share, as adjusted, were $0.89 as compared to $0.71 and $0.72, during the three months ended March 31, 2004 and December 31, 2004, respectively (see Table 1). Diluted earnings per share, as adjusted, primarily reflects the exclusion of expense related to the BlackRock, Inc. 2002 Long Term Retention and Incentive Plan (LTIP) to be funded by a capital contribution of stock by The PNC Financial Services Group, Inc. (PNC), expenses related to the SSR acquisition and New York State and City tax benefits realized during the first and fourth quarters of 2004. First quarter 2005 diluted earnings per share, as adjusted, rose 24% from the prior quarter, and 25% year-over-year.

“The first quarter was notable in many respects,” said Laurence D. Fink, Chairman and Chief Executive Officer. “We closed our largest acquisition to date, adding significantly to the firm’s scale and breadth of offerings, integrating operations well ahead of schedule. At the same time, we maintained the growth momentum of our core businesses, despite more challenging market conditions.”

Reported diluted earnings per share for the 2004 first and fourth quarters included New York State and City tax benefits of approximately $0.13 and $0.14 per diluted share, respectively. In addition, reported first quarter 2004 earnings per share did not include any LTIP impact, as expense recognition for that program commenced in the third quarter of 2004. In the first quarter of 2005, LTIP-related expenses totaled $14.1 million, or $0.13 per diluted share.

AUM increased $49.6 billion, or 15%, during the quarter, and $70.7 billion, or 22%, year-over-year to $391.3 billion. The significant increase in AUM was driven in large measure by the acquisitions of SSR from MetLife, Inc. and a closed-end fund from Cigna Investment Advisors, Inc., which contributed $50.1 billion of AUM, after giving effect to outflows of $1.3 billion and market appreciation subsequent to closing of these acquisitions. Net new business in long-dated assets (other than those acquired) totaled $6.1 billion during the quarter and $15.2 billion during the twelve-month period ended March 31, 2005. Cash management AUM, excluding the impact of acquired assets, declined $4.7 billion during the quarter and $468 million year-over-year, partially reversing the $10.2 billion influx of assets in the fourth quarter of 2004. BlackRock Solutions® continued to achieve strong growth, adding several new risk management and advisory relationships during the quarter.

BlackRock, Inc.

First Quarter 2005 Earnings Release

Mr. Fink added, “Looking ahead, I believe BlackRock is very well positioned for the future. The scale and product depth of our platform has been enhanced, investment performance was strong across asset classes and both U.S. and international clients continue to show considerable interest in traditional and alternative offerings, as well as for our risk management and advisory service products. I am especially proud of the teamwork and solid execution that led to the smooth integration of SSR well ahead of schedule, and welcome our new colleagues to BlackRock with enthusiasm.”

First Quarter Business Highlights

•	Fixed income AUM increased $24.6 billion, or 10%, to $265.3 billion at March 31, 2005. New business efforts in the U.S. resulted in $925 million of net inflows and $21.0 billion of assets transitioned from SSR. Flows from non-U.S. investors remained strong as well, resulting in $3.8 billion of net new business during the quarter. While AUM increased across the board, our product mix did not change appreciably as a result of the acquisition. We continue to have strong interest in our core, global and targeted duration offerings, as well as newer alternative investment strategies in fixed income. Investment performance was very strong, with 100% of composites outperforming their benchmarks and 84% or more of taxable bond fund assets ranked in the top two Lipper quartiles for the 1, 3, 5, 7 and 10-year periods ended March 31, 2005.

•	AUM in our cash management products closed the quarter at $74.1 billion, down $4.0 billion, or 5%, partially reversing the $10.2 billion of net inflows we experienced in the fourth quarter of 2004. Average assets, however, were $75.7 billion during the quarter, which was 9% higher than average assets during the prior quarter and 5% greater than average assets for the full year 2004. The most significant outflows were experienced in our BlackRock Liquidity Funds family, as institutional investors took advantage of temporarily higher rates in direct investments resulting from additional rate increases by the Federal Reserve. We have been carefully managing our portfolio positioning in this challenging environment and have continued to achieve competitive results across our products.

•	Equity AUM increased $17.6 billion, or 119%, to $32.4 billion at March 31, 2005. The SSR acquisition was motivated in part by the opportunity to expand our domestic equity platform, which we achieved by transitioning $17.9 billion of equity AUM through quarter-end. Apart from the SSR assets, we continued to benefit from increased recognition of our equity capabilities, attracting $264 million of net new business during the quarter. Investment performance was strong in most products, including those added through the SSR acquisition, with over two-thirds of equity composites outperforming their benchmarks for the quarter and 1-year period and over half of our equity mutual funds ranked in the top two Lipper quartiles for the 1 and 3-year periods ended March 31, 2005.

•	AUM in alternative investment products totaled $19.6 billion at March 31, 2005, up $11.4 billion, or 139%, during the quarter. The increase included $10.6 billion of new products added to the platform through the SSR acquisition, including real estate equity, collateralized debt obligations and equity hedge funds. New business efforts yielded an additional $462 million of net inflows during the quarter. Performance during the quarter was strong, particularly in our fixed income and equity hedge funds.

•	Net new business in long-dated assets totaled $4.9 billion, although the success of our efforts was somewhat obscured by $1.3 billion of SSR client outflows that occurred, as expected, post-closing. Excluding SSR, BlackRock generated $6.1 billion of net new business in long-dated products during the quarter, approximately two-thirds of which were from non-U.S. clients and one-third from U.S. investors. We also generated strong flows in long-dated assets across client channels globally, including $3.1 billion from tax-exempt investors, $2.8 billion from taxable clients and $307 million from private client/mutual fund investors. The only channel in which we realized net outflows was institutional liquidity, as institutional investors shifted from money market funds to direct investments industry wide.

BlackRock, Inc.

First Quarter 2005 Earnings Release

•	During the quarter, we were retained on three net new risk management, advisory and investment accounting assignments and were engaged on and completed several short-term mandates, continuing BlackRock Solutions’ growth trajectory. BlackRock Solutions and our advisory services team collaborated closely on a number of these relationships in order to best deliver our full capabilities to each client. In addition, we have two system implementations in process and continuing robust interest from institutional investors globally in our investment tools, outsourcing and advisory services.

•	We closed the quarter with $5.8 billion of wins to be funded, of which $1.6 billion have since funded. In addition, our pipeline of searches in process remains very active, and includes a significant number of RFPs for equity mandates. Asset flows are expected to remain volatile in cash management in light of the Fed’s continued and perhaps more aggressive tightening policy. In addition, we expect to have some volatility in assets over the coming months as investors that transitioned from SSR complete required processes to address manager concentration and other allocation issues. Strong investment performance in the first quarter is expected to continue to support new business efforts, and we expect to be able to capitalize on our expanded product capabilities with both new and existing clients.

Total revenue for the quarter ended March 31, 2005 increased $68.3 million, or 38%, to $250.1 million, compared to $181.8 million for the quarter ended March 31, 2004. Separate account revenue, other income and mutual funds revenue increased by $38.0 million, or 37%, $16.3 million, or 76%, and $13.9 million, or 25%, respectively. The increase in separate accounts revenue was driven by a $27.2 million, or 31%, increase in separate accounts base fees from $88.1 million for the three months ended March 31, 2004 to $115.2 million for the three months ended March 31, 2005 and a $10.9 million increase in separate accounts performance fees. Separate accounts base fees rose during the first quarter of 2005 primarily due to a $40.2 billion increase in AUM related to the SSR acquisition and an increase in AUM, exclusive of the SSR acquisition, of $19.8 billion, or 9%, primarily in fixed income accounts. Separate accounts performance fees increased $10.9 million during the first quarter of 2005, to $26.7 million compared to $15.8 million for the first quarter of 2004, largely driven by positive performance in the Company’s fixed income hedge fund. Other income increased $16.3 million, or 76%, to $37.8 million during the three months ended March 31, 2005 compared to March 31, 2004 primarily due to $5.6 million in property management fees earned on real estate accounts assumed in the SSR acquisition, strong sales in BlackRock Solutions products and services and fees earned by the Company’s Advisory Services Group. Mutual funds revenue increased $13.9 million, or 25%, to $70.4 million for the first quarter of 2005 compared to $56.4 million during the first quarter of 2004. The increase in mutual funds revenue was primarily due to the merger of SSR’s mutual funds into the BlackRock Funds, representing an increase of $9.5 billion in AUM, and new closed-end funds launched since March 31, 2004, which generated $1.7 billion of additional AUM.

BlackRock, Inc.

First Quarter 2005 Earnings Release

	Three months ended March 31,			Variance vs.
			December 31, 2004	March 31, 2004		December 31, 2004
	2005	2004		Amount	%	Amount	%
(Dollar amounts in thousands)

Mutual funds revenue
BlackRock Funds	$29,040	$18,782	$16,937	$10,258	54.6%	$12,103	71.5%
Closed-end Funds	19,898	16,789	19,191	3,109	18.5	707	3.7
BlackRock Liquidity Funds	21,021	20,612	18,986	409	2.0	2,035	10.7
Other commingled funds	412	263	337	149	56.7	75	22.3

Total mutual funds revenue	70,371	56,446	55,451	13,925	24.7	14,920	26.9

Separate accounts revenue
Separate accounts base fees	115,229	88,066	100,643	27,163	30.8	14,586	14.5
Separate accounts performance fees	26,656	15,806	7,649	10,850	NM	19,007	NM

Total separate accounts revenue	141,885	103,872	108,292	38,013	36.6	33,593	31.0

Total investment advisory and administration fees	212,256	160,318	163,743	51,938	32.4	48,513	29.6

Other income	37,827	21,505	24,934	16,322	75.9	12,893	51.7

Total revenue	$250,083	$181,823	$188,677	$68,260	37.5%	$61,406	32.5%

NM = Not meaningful

During the first quarter of 2005, total revenue increased approximately $61.4 million, or 33%, as compared to the fourth quarter of 2004 primarily due to the $49.7 billion increase in AUM related to the SSR acquisition, increased alternative product performance fees of $17.3 million, a $12.9 million, or 52%, increase in other income due to property management fees earned on real estate accounts assumed in the SSR acquisition, increased sales of BlackRock Solutions products and services and an increase in the annual performance fee on a large BlackRock Solutions service bureau engagement.

Total expense for the quarter ended March 31, 2005 increased $71.4 million, or 64%, to $183.5 million, compared to $112.1 million for the quarter ended March 31, 2004. The increase in total expense for the quarter primarily reflects increases of $60.9 million in employee compensation and benefits to $126.9 million compared to $66.1 million for the three months ended March 31, 2004 and $14.9 million, or 48%, in general and administration expense to $46.2 million for the three months ended March 31, 2005. The rise in employee compensation and benefits was primarily attributable to higher staffing levels following the SSR acquisition, increased incentive compensation expense, higher performance fee related incentives and $14.1 million of LTIP costs. The rise in general and administration expense primarily reflects $5.0 million related to SSR’s operations, increased marketing and promotional costs of $3.6 million, or 44%, including $0.8 million in underwriter offering costs for a new closed-end fund (The BlackRock Health Sciences Trust), $2.4 million in costs associated with the closing and integration of SSR, a $1.2 million increase in professional fees primarily related to Sarbanes-Oxley Act compliance activities and an increase in occupancy expense of $1.1 million primarily related to the Company taking occupancy of office space at 55 East 52nd Street, New York, New York, during the first quarter of 2005.

BlackRock, Inc.

First Quarter 2005 Earnings Release

	Three months ended			Variance vs.
	March 31,		December 31, 2004	March 31, 2004		December 31, 2004
	2005	2004		Amount	%	Amount	%
(Dollar amounts in thousands)

General and administration expense:
Marketing and promotional	$14,127	$8,206	$11,933	$5,921	72.2%	$2,194	18.4%
Occupancy	7,587	5,651	5,774	1,936	34.3	1,813	31.4
Technology	5,887	4,559	4,903	1,328	29.1	984	20.1
Other general and administration	18,566	12,883	14,206	5,683	44.1	4,360	30.7

Total general and administration expense	$46,167	$31,299	$36,816	$14,868	47.5%	$9,351	25.4%

The $50.7 million, or 38%, increase in total expense compared to the fourth quarter of 2004 is primarily due to the impact of operating expenses incurred to support SSR activities, a $14.3 million increase in compensation and benefits, exclusive of SSR, which reflected alternative product incentives and staffing increases during the period, a $1.4 million increase in SSR integration costs compared to the fourth quarter of 2004 and increased occupancy costs of $1.0 million.

Non-operating income for the quarter ended March 31, 2005 increased $2.0 million as compared to the first quarter of 2004 primarily due to market appreciation on a hedge fund investment obtained in the SSR acquisition, which was partially offset by a $1.3 million decrease in distributions from one of the Company’s collateralized debt obligations and $1.1 million in interest expense associated with borrowings used to finance the SSR acquisition. The performance of the hedge fund investment, which the Company intends to reduce during 2005, is partially allocated to one of the Company’s deferred compensation plans; as a result, approximately 25% of the appreciation on this investment is also reflected in compensation and benefits. First quarter 2005 non-operating income remained relatively unchanged from $7.7 million earned during the fourth quarter of 2004 as increased net securities gains earned during the current quarter were offset by increased interest costs related to borrowings used to finance the SSR acquisition.

Outlook

The Company will cease providing quarterly earnings guidance following this release. Based on current conditions, which assume no significant changes in current circumstances, including economic activity, interest rates or new business momentum, management expects second quarter 2005 GAAP diluted earnings per share to be in a range of $0.76 to $0.80 and diluted earnings per share, as adjusted, to be in a range of $0.88 to $0.92. Full year 2005 GAAP diluted earnings per share are expected to be in a range of $3.00 to $3.18 and diluted earnings per share, as adjusted, are expected to be in a range of $3.56 to $3.74, respectively. Included in the Company’s guidance is an estimate of full year 2005 accretion on the SSR acquisition of approximately $0.30 per diluted share. Finally, the midpoint of BlackRock’s second quarter 2005 diluted earnings per share outlook assumes estimated general and administration expense and non-operating income of approximately $41.5 million and $2.0 million, respectively. These are point-in-time estimates, made early in the second quarter of 2005. The Company expressly disclaims any current intention to update this guidance. The following table reconciles GAAP and diluted earnings per share, as adjusted.

BlackRock, Inc.

First Quarter 2005 Earnings Release

	Outlook
	Second Quarter 2005	Full Year 2005
Diluted earnings per share, GAAP basis	$0.76 to $0.80	$3.00 to $3.18
Per diluted share adjustments:
PNC LTIP funding obligation	$0.12	$0.48
SSR acquisition costs	—	$0.08

Diluted earnings per share, as adjusted	$0.88 to $0.92	$3.56 to $3.74

Management believes that diluted earnings per share, as adjusted, are an effective indicator of the Company’s profitability and financial performance over time. The LTIP expense associated with awards to be met by PNC’s funding requirement has been excluded from earnings per diluted share, as adjusted, because, exclusive of the impact related to LTIP participants’ put options, these non-cash charges will not impact BlackRock’s book value. SSR acquisition costs consist of certain compensation costs and professional fees. Compensation reflected in this amount represents direct incentives related to alternative product performance fees generated in 2004 by SSR employees, assumed by BlackRock in conjunction with the acquisition and settled by BlackRock with no future service requirement. Diluted earnings per share, as adjusted, exclude this amount because it does not relate to current period operations. Professional fees reflected in this amount, which have been considered non-recurring by management, have been excluded from earnings per diluted share, as adjusted, to help ensure the comparability of this information to prior reporting periods.

Performance Notes

Past performance is no guarantee of future results.

Mutual fund performance data assumes the reinvestment of dividends and capital gains distributions and reflects the performance of the Institutional Class, with the exception of the BlackRock Funds, Government Income Portfolio, which reflects the performance of the Investor A Shares class. BlackRock waives fees, without which performance would be lower. Investments in BlackRock Funds are neither insured nor guaranteed by the U.S. government. Relative peer group performance is based on quartiles from Lipper Inc. Lipper rankings are based on total returns with dividends and distributions reinvested and do not reflect sales charges. Funds with returns among the top 25% of a peer group of funds with comparable objectives are in the first quartile and funds with returns in the next 25% of a peer group are in the second quartile. Some funds have less than five years of performance.

Fixed Income Portfolios of BlackRock Funds: The Core Bond Total Return, Core PLUS Total Return and the Managed Income Portfolios are in the Intermediate Investment Grade Debt Lipper peer group. The Intermediate Bond Portfolio is in the Short-Intermediate Investment Grade Debt Lipper peer group. The Low Duration Bond Portfolio is in the Short Investment Grade Debt Lipper peer group. The High Yield Bond Portfolio is in the High Current Yield Lipper peer group and the GNMA Portfolio is in the GNMA Lipper peer group. The Government Income Portfolio is in the General U.S. Government Lipper peer group.

Equity Portfolios of BlackRock Funds: The Investment Trust Portfolio is in the Large Cap Core Lipper peer group. The Index Equity Portfolio is in the S&P 500 Index Objective Lipper peer group. The Asset Allocation Portfolio is in the Flexible Portfolio Lipper peer group. The Mid-Cap Growth Portfolio is in the Mid Cap Growth Lipper peer group. The Legacy Portfolio is in the Large Cap Growth Lipper Peer Group. The Health Sciences Portfolio is in the Health/Biotechnology Lipper peer group. The Global Resources Portfolio is in the Natural Resources Lipper peer group. The International Opportunities Portfolio is in the International Small/Mid-Cap Growth Lipper peer group.

BlackRock, Inc.

First Quarter 2005 Earnings Release

Composites Performance: Results do not reflect the deduction of management/advisory fees and other expenses, which will reduce a client’s return. For example, assuming an annual gross return of 8% and an annual management/advisory fee of 0.25%, the net annualized total return of a composite would be 7.74% over a 5-year period. BlackRock is the source of benchmark data for composites. Some BlackRock composites have less than three years of performance.

About BlackRock

BlackRock is one of the largest publicly traded investment management firms in the United States with approximately $391 billion of assets under management at March 31, 2005. BlackRock manages assets on behalf of institutional and individual investors worldwide through a variety of equity, fixed income, liquidity and alternative investment products. In addition, BlackRock provides risk management, investment system outsourcing and financial advisory services to a growing number of institutional investors. Clients are served from the Company’s headquarters in New York City, as well as offices in Boston, Edinburgh, Hong Kong, Morristown, San Francisco, Singapore, Sydney, Tokyo and Wilmington. BlackRock is majority owned by The PNC Financial Services Group, Inc. (NYSE: PNC) and by BlackRock employees. For additional information, please visit the Company’s website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions. The information contained on our website is not a part of this press release.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (SEC) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; and (15) the integration of the business of SSR into the business of BlackRock.

BlackRock, Inc.

First Quarter 2005 Earnings Release

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2004 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

# # #

TABLE 1

BlackRock, Inc.

Financial Highlights

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance vs.
	March 31,		December 31,	March 31, 2004		December 31, 2004
	2005	2004	2004	Amount	%	Amount	%
Total revenue	$250,083	$181,823	$188,677	$68,260	38%	$61,406	33%
Total expense	$183,501	$112,056	$132,851	$71,445	64%	$50,650	38%
Operating income	$66,582	$69,767	$55,826	$(3,185)	-5%	$10,756	19%
Net income	$46,536	$55,207	$49,752	$(8,671)	-16%	$(3,216)	-6%
Diluted earnings per share	$0.70	$0.84	$0.75	$(0.14)	-17%	$(0.05)	-7%
Diluted earnings per share, as adjusted (a)	$0.89	$0.71	$0.72	$0.18	25%	$0.17	24%
Average diluted shares outstanding	66,880,713	65,807,605	66,229,527	1,073,108	2%	651,186	1%
Operating margin	26.6%	38.4%	29.6%
Operating margin, as adjusted (b)	37.7%	40.8%	38.7%
Assets under management ($ in millions)	$391,328	$320,672	$341,760	$70,656	22%	$49,568	15%

(a)	Diluted earnings per share, as adjusted has been derived from the Company’s consolidated financial statements, as follows:

	Three months ended
	March 31,		December 31,
	2005	2004	2004
Net income, GAAP basis	$46,536	$55,207	$49,752
Add back: PNC’s LTIP funding requirement	7,394	—	6,974
SSR acquisition costs	5,590	—	635
Release of reserves related to New York State and New York City tax audits	—	(8,659)	(9,545)

Net income, as adjusted	59,520	46,548	47,816

Diluted earnings per share, GAAP basis	$0.70	$0.84	$0.75

Diluted earnings per share, as adjusted	$0.89	$0.71	$0.72

Management believes diluted earnings per share, as adjusted, is an effective indicator of the Company’s profitability and financial performance over time. The LTIP expense associated with awards to be met by PNC’s funding requirement has been excluded from diluted earnings per share, as adjusted, because, exclusive of the impact related to LTIP participants’ put options, these non-cash charges will not impact BlackRock’s book value. SSR acquisition costs consist of certain compensation costs and professional fees. Compensation reflected in this amount represents direct incentives related to alternative product performance fees generated in 2004 by SSR employees, assumed by BlackRock in conjunction with the acquisition and settled by BlackRock with no future service requirement. Diluted earnings per share, as adjusted, exclude this amount because it does not relate to current period operations. Professional fees reflected in this amount, which have been considered non-recurring by management, have been excluded from earnings per diluted share, as adjusted, to help ensure the comparability of this information to prior reporting periods.

BlackRock, Inc.

Financial Highlights (continued)

(b)	Operating income, adjusted for LTIP expense, appreciation on assets related to deferred compensation plans and SSR acquisition costs, divided by total revenue less reimbursable property management compensation and fund administration and servicing costs. Amounts were derived from the Company’s consolidated financial statements, as follows:

	Three months ended
	March 31,		December 31,
	2005	2004	2004
Operating income, GAAP basis	$66,582	$69,767	$55,826
Add back: PNC LTIP funding obligation	11,736	—	10,982
Appreciation on assets related to deferred compensation plans	2,063	1,065	2,081
SSR acquisition costs	8,873	—	1,000

Operating income, as adjusted	89,254	70,832	69,889

Revenue, GAAP basis	250,083	181,823	188,677
Less: Reimbursable property management compensation	(4,059)	—	—
Fund administration and servicing costs	(9,109)	(8,360)	(7,939)

Revenue used for operating margin measurement	236,915	173,463	180,738

Operating margin, GAAP basis	26.6%	38.4%	29.6%

Operating margin, as adjusted	37.7%	40.8%	38.7%

We believe that operating margin, as adjusted, is an effective indicator of management’s ability to effectively employ the Company’s resources. Appreciation on assets related to the Company’s deferred compensation plans has been excluded because investment performance of these assets has a nominal impact on net income. Reimbursable property management compensation represents compensation and benefits paid to certain BlackRock Realty Advisors, Inc. (“Realty”) personnel. These employees are retained on Realty’s payroll when properties are acquired by Realty’s clients. The related compensation and benefits are fully reimbursed by Realty’s clients and have been excluded from operating margin, as adjusted, because they bear no economic cost to the Company. Fund administration and servicing costs have been excluded from operating margin, as adjusted, because these costs fluctuate based on the discretion of a third party.

TABLE 2

BlackRock, Inc.

Condensed Consolidated Statements of Income

(Dollar amounts in thousands, except share data)

(unaudited)

	Three months ended			Variance vs.
	March 31,		December 31,	March 31, 2004		December 31, 2004
	2005	2004	2004	Amount	Percent	Amount	Percent
Revenue
Investment advisory and administration fees
Mutual funds	$70,371	$56,446	$55,451	$13,925	24.7%	$14,920	26.9%
Separate accounts	141,885	103,872	108,292	38,013	36.6%	33,593	31.0%

Total investment advisory and administration fees	212,256	160,318	163,743	51,938	32.4%	48,513	29.6%
Other income	37,827	21,505	24,934	16,322	75.9%	12,893	51.7%

Total revenue	250,083	181,823	188,677	68,260	37.5%	61,406	32.5%

Expense
Employee compensation and benefits	126,944	66,069	87,895	60,875	92.1%	39,049	44.4%
Fund administration and servicing costs
Affiliates	4,017	5,068	4,100	(1,051)	-20.7%	(83)	-2.0%
Other	5,092	3,292	3,839	1,800	54.7%	1,253	32.6%
General and administration	46,167	31,299	36,816	14,868	47.5%	9,351	25.4%
Amortization of intangible assets	1,281	231	201	1,050	NM	1,080	NM
Impairment of intangible assets	—	6,097	—	(6,097)	-100.0%	—	0.0%

Total expense	183,501	112,056	132,851	71,445	63.8%	50,650	38.1%

Operating income	66,582	69,767	55,826	(3,185)	-4.6%	10,756	19.3%

Non-operating income (expense)
Investment income	9,786	6,897	7,824	2,889	41.9%	1,962	25.1%
Interest expense	(2,014)	(1,084)	(167)	(930)	85.8%	(1,847)	NM

Total non-operating income	7,772	5,813	7,657	1,959	33.7%	115	1.5%

Income before income taxes and minority interest	74,354	75,580	63,483	(1,226)	-1.6%	10,871	17.1%
Income taxes	27,331	20,089	12,919	7,242	36.0%	14,412	111.6%

Income before minority interest	47,023	55,491	50,564	(8,468)	-15.3%	(3,541)	-7.0%
Minority interest	487	284	812	203	71.5%	(325)	-40.0%

Net income	$46,536	$55,207	$49,752	$(8,671)	-15.7%	$(3,216)	-6.4%

Weighted-average shares outstanding
Basic	64,290,510	63,775,783	63,676,069	514,727	0.8%	614,441	1.0%
Diluted	66,880,713	65,807,605	66,229,527	1,073,108	1.6%	651,186	1.0%
Earnings per share
Basic	$0.72	$0.87	$0.78	$(0.15)	-17.2%	$(0.06)	-7.7%
Diluted	$0.70	$0.84	$0.75	$(0.14)	-16.7%	$(0.05)	-6.7%
Dividends paid per share	$0.30	$0.25	$0.25	$0.05	20.0%	$0.05	20.0%

NM - Not meaningful.

TABLE 3

BlackRock, Inc.

Condensed Consolidated Statements of Financial Condition

(Dollar amounts in thousands)

(unaudited)

	March 31, 2005	December 31, 2004
Assets
Cash and cash equivalents	$312,286	$457,673
Accounts receivable	245,100	165,342
Investments	325,392	227,497
Property and equipment, net	107,977	93,701
Intangible assets, net	443,685	184,110
Deferred mutual fund commissions	18,998	—
Other assets	40,480	16,912

Total assets	$1,493,918	$1,145,235

Liabilities, minority interest and stockholders’ equity
Long term borrowings	$250,000	$0
Accrued compensation	264,009	311,351
Accounts payable and accrued liabilities	89,910	30,817
Acquired management contract obligation	4,810	4,810
Other liabilities	14,764	12,736

Total liabilities	623,493	359,714

Minority interest	24,030	17,169

Stockholders’ equity	846,395	768,352

Total liabilities, minority interest and stockholders’ equity	$1,493,918	$1,145,235

TABLE 4

BlackRock, Inc.

Consolidated Statements of Cash Flows

(Dollar amounts in thousands)

(unaudited)

	Three months ended March 31,
	2005	2004
Cash flows from operating activities
Net income	$46,536	$55,207
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	7,006	4,949
Impairment of intangible assets	—	6,097
Minority interest	487	284
Stock-based compensation	18,147	4,269
Deferred income taxes	(4,361)	6,467
Tax impact of stock-based compensation	1,536	(407)
Net gain on investments	(3,879)	(1,281)
Amortization of bond issuance costs	125	—
Amortization of deferred mutual fund commissions	1,826	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(27,338)	(20,926)
Increase in investments, trading	(30,585)	(10,627)
Increase in receivable from affiliates	(11,355)	(37)
(Increase) decrease in other assets	(7,201)	470
Decrease in accrued compensation	(172,294)	(83,939)
Increase in accounts payable and accrued liabilities	50,432	6,866
Decrease (increase) in other liabilities	226	(1,265)

Cash used in operating activities	(130,692)	(33,873)

Cash flows from investing activities
Purchase of property and equipment	(16,684)	(4,586)
Purchase of investments	(8,560)	(10,059)
Sale of investments	17,688	76,180
Sale of real estate held for sale	112,184	—
Deemed cash contribution upon consolidation of VIE	—	6,412
Acquisitions, net of cash acquired	(246,207)	(73)

Cash provided by (used in) investing activities	(141,579)	67,874

Cash flows from financing activities
Borrowings, received, net of issuance costs	395,000	—
Principal repayments of borrowings	(150,000)	—
Repayment of short term borrowings	(111,840)	—
Subscriptions to consolidated sponsored investment funds	6,374	—
Distributions paid to minority interest holders	—	(110)
Dividends paid	(19,274)	(15,906)
Reissuance of treasury stock	7,133	6,643
Purchase of treasury stock	(84)	(40,426)
Issuance of class A common stock	202	—

Cash provided by (used in) financing activities	127,511	(49,799)

Effect of exchange rate changes on cash and cash equivalents	(627)	966

Net decrease in cash and cash equivalents	(145,387)	(14,832)
Cash and cash equivalents, beginning of period	457,673	315,941

Cash and cash equivalents, end of period	$312,286	$301,109

TABLE 5

BlackRock, Inc.

Assets Under Management

(Dollar amounts in millions)

(unaudited)

	March 31,		December 31, 2004
	2005	2004
All Accounts
Fixed income	$265,291	$226,797	$240,709
Cash Management	74,083	73,769	78,057
Equity	32,388	13,764	14,792
Alternative investment products	19,566	6,342	8,202

Total	$391,328	$320,672	$341,760

Separate Accounts
Fixed income	$239,912	$202,055	$216,070
Cash Management	7,307	6,304	7,360
Cash Management-Securities lending	6,791	8,479	6,898
Equity	18,610	9,003	9,397
Alternative investment products	19,566	6,342	8,202

Subtotal	292,186	232,183	247,927

Mutual Funds
Fixed income	25,379	24,742	24,639
Liquidity	59,985	58,986	63,799
Equity	13,778	4,761	5,395

Subtotal	99,142	88,489	93,833

Total	$391,328	$320,672	$341,760

Component Changes in Assets Under Management

(Dollar amounts in millions)

(unaudited)

	Quarter ended March 31,
	2005	2004
All Accounts
Beginning assets under management	$341,760	$309,356
Net subscriptions	105	6,340
Acquisitions	49,877	—
Market appreciation (depreciation)	(414)	4,976

Ending assets under management	$391,328	$320,672

% of Change in AUM from net subscriptions and acquisitions	100.8%	56.0%

Separate Accounts
Beginning assets under management	$247,927	$222,589
Net subscriptions	4,522	4,971
Acquisitions	40,181	—
Market appreciation (depreciation)	(444)	4,623

Ending assets under management	292,186	232,183

Mutual Funds
Beginning assets under management	93,833	86,767
Net subscriptions (redemptions)	(4,417)	1,369
Acquisitions	9,696	—
Market appreciation	30	353

Ending assets under management	99,142	88,489

Total	$391,328	$320,672

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	Quarter Ended 2004				2005
	March 31	June 30	September 30	December 31	March 31
Separate Accounts
Fixed Income
Beginning assets under management	$190,432	$202,055	$199,762	$211,075	$216,070
Net subscriptions	7,141	1,365	5,201	1,121	4,906
Acquisitions	—	—	—	—	20,005
Market appreciation (depreciation)	4,482	(3,658)	6,112	3,874	(1,069)

Ending assets under management	202,055	199,762	211,075	216,070	239,912

Cash Management
Beginning assets under management	5,855	6,304	6,896	7,703	7,360
Net subscriptions (redemptions)	446	591	787	(362)	(632)
Acquisitions	—	—	—	—	558
Market appreciation	3	1	20	19	21

Ending assets under management	6,304	6,896	7,703	7,360	7,307

Cash Management-Securities lending
Beginning assets under management	9,925	8,479	8,771	8,636	6,898
Net subscriptions (redemptions)	(1,446)	292	(135)	(1,738)	(107)

Ending assets under management	8,479	8,771	8,636	6,898	6,791

Equity
Beginning assets under management	9,443	9,003	8,790	8,129	9,397
Net subscriptions (redemptions)	(684)	(195)	(748)	31	(107)
Acquisitions	—	—	—	—	9,061
Market appreciation (depreciation)	244	(18)	87	1,237	259

Ending assets under management	9,003	8,790	8,129	9,397	18,610

Alternative investment products
Beginning assets under management	6,934	6,342	6,626	7,418	8,202
Net subscriptions (redemptions)	(486)	220	851	666	462
Acquisitions	—	—	—	—	10,557
Market appreciation (depreciation)	(106)	64	(59)	118	345

Ending assets under management	6,342	6,626	7,418	8,202	19,566

Total Separate Accounts
Beginning assets under management	222,589	232,183	230,845	242,961	247,927
Net subscriptions (redemptions)	4,971	2,273	5,956	(283)	4,522
Acquisitions	—	—	—	—	40,181
Market appreciation (depreciation)	4,623	(3,611)	6,160	5,248	(444)

Ending assets under management	$232,183	$230,845	$242,961	$247,927	$292,186

Mutual Funds
Fixed Income
Beginning assets under management	$23,924	$24,742	$23,780	$24,460	$24,639
Net subscriptions (redemptions)	598	(264)	270	197	(139)
Acquisitions	—	—	—	—	989
Market appreciation (depreciation)	220	(698)	410	(18)	(110)

Ending assets under management	24,742	23,780	24,460	24,639	25,379

Cash Management
Beginning assets under management	58,565	58,986	50,276	51,498	63,799
Net subscriptions (redemptions)	420	(8,710)	1,222	12,309	(4,023)
Acquisitions	—	—	—	—	210
Market appreciation (depreciation)	1	—	—	(8)	(1)

Ending assets under management	58,986	50,276	51,498	63,799	59,985

Equity
Beginning assets under management	4,278	4,761	4,753	4,546	5,395
Net subscriptions (redemptions)	351	4	(146)	455	(255)
Acquisitions	—	—	—	—	8,497
Market appreciation (depreciation)	132	(12)	(61)	394	141

Ending assets under management	4,761	4,753	4,546	5,395	13,778

Total Mutual Funds
Beginning assets under management	86,767	88,489	78,809	80,504	93,833
Net subscriptions (redemptions)	1,369	(8,970)	1,346	12,961	(4,417)
Acquisitions	—	—	—	—	9,696
Market appreciation (depreciation)	353	(710)	349	368	30

Ending assets under management	$88,489	$78,809	$80,504	$93,833	$99,142

BlackRock, Inc.

Assets Under Management

Quarterly Trend

(Dollar amounts in millions)

(unaudited)

	Quarter Ended 2004				2005
	March 31	June 30	September 30	December 31	March 31
Mutual Funds
BlackRock Funds
Beginning assets under management	$18,354	$18,985	$16,603	$16,305	$16,705
Net subscriptions (redemptions)	427	(2,110)	(391)	60	(430)
Acquisitions	—	—	—	—	9,476
Market appreciation (depreciation)	204	(272)	93	340	4

Ending assets under management	18,985	16,603	16,305	16,705	25,755

BlackRock Global Series
Beginning assets under management	838	1,026	1,293	1,299	1,223
Net subscriptions (redemptions)	181	275	(21)	(117)	(104)
Market appreciation (depreciation)	7	(8)	27	41	(4)

Ending assets under management	1,026	1,293	1,299	1,223	1,115

BlackRock Liquidity Funds
Beginning assets under management	52,870	53,159	45,854	47,087	58,453
Net subscriptions (redemptions)	289	(7,305)	1,233	11,374	(4,589)
Market depreciation	—	—	—	(8)	—

Ending assets under management	53,159	45,854	47,087	58,453	53,864

Closed End
Beginning assets under management	13,961	14,552	14,233	14,895	15,410
Net subscriptions	449	111	433	520	175
Acquisitions	—	—	—	—	220
Market appreciation (depreciation)	142	(430)	229	(5)	30

Ending assets under management	14,552	14,233	14,895	15,410	15,835

Other Commingled Funds
Beginning assets under management	744	767	826	918	2,042
Net subscriptions	23	59	92	1,124	531

Ending assets under management	767	826	918	2,042	2,573

Total Mutual Funds
Beginning assets under management	86,767	88,489	78,809	80,504	93,833
Net subscriptions (redemptions)	1,369	(8,970)	1,346	12,961	(4,417)
Acquisitions	—	—	—	—	9,696
Market appreciation (depreciation)	353	(710)	349	368	30

Ending assets under management	$88,489	$78,809	$80,504	$93,833	$99,142